Exhibit 99.1

For Immediate Release:	Ian J. McAdams Chief Financial Officer (914) 921-5078 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.

Reports Excellent Second Quarter Results

-	Our merger arbitrage strategy returned +5.5% before expenses (+4.2% net) in the second quarter and +9.4% before expenses (+7.1% net) for the first half of the year, marking our strongest first-half performance in over 25 years

-	Expect vibrant M&A activity over the balance of the year

-	Assets Under Management (“AUM”): $1.34 billion at June 30, 2025 compared to $1.27 billion at March 31, 2025

-	Book Value per share ended the quarter at $43.30 per share vs $42.51 at March 31, 2025

-	Board authorized the repurchase of up to an additional 150,000 shares

GREENWICH, Connecticut, August 6, 2025 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the second quarter of 2025.

Financial Highlights

($ in 000's except AUM and per share data)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
AUM - end of period (in millions)	$1,342	$1,362	$1,342	$1,362
AUM - average (in millions)	1,298	1,446	1,280	1,501

Revenues	2,207	2,595	4,336	5,606
Operating loss before management fee (Non-GAAP)	(5,220)	(3,232)	(9,405)	(6,220)
Investment and other non-operating income, net	32,866	7,252	48,700	29,877
Income before income taxes	24,889	3,578	35,435	21,233

Net income	$18,584	$2,985	$26,253	$16,806
Net income per share-basic and diluted	$0.88	$0.14	$1.24	$0.78

Shares outstanding (000's):
Class A	2,203	2,404	2,203	2,404
Class B	18,921	18,951	18,921	18,951
Total shares outstanding	21,124	21,355	21,124	21,355

Second Quarter Financial Data

-	Assets under management ended the quarter at $1.34 billion versus $1.27 billion at March 31, 2025.

-	Book value was $43.30 per share compared to $42.51 per share at March 31, 2025.

Second Quarter Results

Total revenues in the second quarter were $2.2 million compared to $2.6 million in the second quarter of 2024.  Revenues generated by the GAMCO International SICAV – GAMCO Merger Arbitrage (the “SICAV”) were $1.0 million versus $1.3 million in the prior year period due to lower average AUM in 2025. All other revenues were $1.2 million compared to $1.3 million in the year ago quarter. As in the past, we do not accrue incentive fees until they are earned, typically on an annual basis on December 31.

Total operating expenses, excluding management fee, were $7.4 million in the second quarter of 2025 and $5.8 million in the second quarter of 2024. The increase is primarily attributed to $1.8 million of variable compensation in 2025 due to payouts on the performance of certain proprietary funds.

Net investment and other non-operating income was $32.9 million for the second quarter of 2025 compared to $7.3 million in the second quarter of 2024. The primary driver of this quarter's results was our merger arbitrage investments, as well as our dividend and interest income.

For the quarter ended June 30, 2025, the management fee was $2.8 million versus $0.4 million for the year ago quarter.

The effective tax rate applied to our pre-tax income for the quarter ended June 30, 2025 was 25%. In the year ago quarter, the effective tax rate was 19.1%, reflecting a deferred tax benefit from a foreign investment.

Assets Under Management (AUM)

Assets under management at June 30, 2025 were $1.34 billion, $73 million higher than March 31, 2025, primarily due to 3 factors including market appreciation of $49 million, the impact of currency fluctuations in non-US dollar denominated classes of investment funds of $23 million and net inflows of $1 million.

	June 30,	March 31,	December 31,	June 30,
	2025	2025	2024	2024
($ in millions)
Merger Arbitrage(a)	$1,078	$1,012	$1,003	$1,127
Long/Short Value(b)	228	221	209	199
Other	36	36	36	36
Total AUM	$1,342	$1,269	$1,248	$1,362

(a) Includes $455, $401, $408 and $468 of sub-advisory AUM related to GAMCO International SICAV - GAMCO Merger Arbitrage and $71, $70, $68 and $66 of sub-advisory AUM related to Gabelli Merchant Partners Plc (f/k/a Gabelli Merger Plus+ Trust Plc), respectively.

(b) Assets under management represent the assets invested in this strategy that are attributable to Associated Capital Group, Inc.

Alternative Investment Management

Our alternative investment offerings center around our merger arbitrage strategy, which seeks absolute return independent of the broad equity and fixed income markets through a proven strategy of investing in global announced corporate mergers and acquisitions. We also manage strategies focused on fundamental, active, event-driven and special situations investing.

Merger Arbitrage

For the second quarter of 2025, the longest continuously offered fund in the merger arbitrage strategy generated gross returns of +5.45% (+4.19% net). A summary of the performance is as follows:

Performance%(a)	2Q '25	2Q '24	YTD '25	YTD '24	Since 1985(b)(c)
Merger Arbitrage
Gross	5.45	-1.37	9.43	-0.05	10.10
Net	4.19	-1.40	7.12	-0.55	7.15

(a) Net performance is net of fees and expenses, unless otherwise noted. Performance shown for an actual fund in this strategy. The performance of other funds in this strategy may vary. Past performance is no guarantee of future results.

(b) Represents annualized returns through June 30, 2025

(c) Inception Date: February 1985

Global M&A activity resumed its positive momentum in the second quarter after a brief air pocket for new deal activity in April when the Trump Administration surprised the market with tariffs that were substantially higher than the market had been expecting. Following a pause on the implementation of tariffs, and the negotiation of country-specific trade deals, the market regained a sense of confidence and clarity, particularly after Treasury Secretary Scott Bessent’s détente with China in Switzerland. As a result, dealmaking resumed its upward trajectory and powered second quarter M&A to over $1 trillion, an increase of 3% sequentially compared to the first quarter, which brought YTD activity to about $2 trillion, an increase of 33% compared to the same time period in 2024.

M&A Outlook

A more accommodative antitrust environment and pent-up demand from acquirers should be supportive of ongoing M&A activity. Furthermore, recent regulatory shifts both in the U.S. and abroad, as summarized in the table below, should provide a more favorable environment for merger arbitrage investing.

Regulatory Tailwinds

Jurisdiction	Agency	Now	Before	Net(a)
US	Federal Trade Commission ("FTC")	Andrew Ferguson	Lina Khan	+
US	Department of Justice ("DOJ")	Gail Slater	Jonathan Kanter	+
US	Federal Communications Commission ("FCC")	Brendan Carr	Jessica Rosenworcel	+

International:
UK	Competition and Markets Authority ("CMA")	Doug Gurr	Marcus Bokkerink	+
EU	European Commission ("EC")	Teresa Ribera	Margrethe Vestager	?

(a) “Net” reflects our assessment of each regulatory change’s impact on merger arbitrage: (+) favorable, (–) unfavorable, and (?) uncertain or neutral.

Strategy Availability

The Merger Arbitrage strategy is available across multiple vehicles tailored to client type and mandate, including partnerships and offshore corporations serving both accredited as well as institutional investors. The strategy is also offered in separately managed accounts, a Luxembourg UCITS (Undertaking for Collective Investment in Transferrable Securities) and a London Stock Exchange-listed investment company, Gabelli Merchant Partners Plc (GMP-LN), formerly known as Gabelli Merger Plus+ Trust Plc.

Acquisitions

Associated Capital Group's plan is to accelerate the use of its capital. We intend to leverage our research and investment capabilities by pursuing acquisitions and alliances that will broaden our product offerings and add new sources of distribution. In addition, we may make direct investments in operating businesses using a variety of techniques and structures to accomplish our objectives.

Gabelli Private Equity Partners was created to launch a private equity business, somewhat akin to the success our predecessor PE firm had in the 1980s. We will continue our outreach initiatives with business owners, corporate management, and various financial sponsors. We are activating our program of buying privately owned, family started businesses, controlled and operated by the founding family.

Charitable Contributions

AC seeks to be a good corporate citizen by supporting our community through sponsoring local organizations. Since our inception as a public company in 2015, the shareholders of AC have donated approximately $42 million to over 200 501(c)(3) organizations that address a broad range of local, national and international concerns.

Shareholder Compensation

On May 7, 2025, the Board of Directors declared a semi-annual dividend of $0.10 per share which was paid on June 26, 2025 to shareholders of record on June 12, 2025.

During the second quarter of 2025, AC repurchased 21,241 Class A shares, for $0.8 million, at an average price of $36.53 per share. For the six months ended June 30, 2025, AC repurchased 60,259 Class A shares, for $2.2 million, at an average price of $36.39 per share.

Shares may be purchased from time to time in the future, however share repurchase amounts and prices may vary after considering a variety of factors, including the Company's financial position, earnings, other alternative uses of cash, macroeconomic issues, and market conditions.

Since our inception in 2015, AC has returned $186.4 million to shareholders through share repurchases, exchange offers and dividends of $85.3 million.

At June 30, 2025, there were 21.124 million shares outstanding, consisting of 2.203 million Class A shares and 18.921 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich, Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA”). We have also earmarked proprietary capital for our direct investment business that invests in new and existing businesses. The direct investment business is developing along several core pillars including Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor. We also created Gabelli Principal Strategies Group, LLC (“GPS”) in December 2015 to pursue strategic operating initiatives.

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.

	Six Months Ended
	June 30,
($ in 000's)	2025	2024

Operating loss - GAAP	$(13,265)	$(8,644)
Add: management fee expense(1)	3,860	2,424
Operating loss before management fee - Non-GAAP	$(9,405)	$(6,220)

(1) Management fee expense is incentive-based and is equal to 10% of Income before management fee and income taxes and excludes the impact of consolidating entities. For the six months ended June 30, 2025 and 2024, Income before management fee, income taxes and excluding consolidated entities was $38,602 and $24,244, respectively. As a result, $3,860 and $2,424 was accrued for the 10% management fee expense for the six months ended June 30, 2025 and 2024, respectively.

Table I

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Amounts in thousands)

	June 30,	December 31,	June 30,
	2025	2024	2024
ASSETS

Cash, cash equivalents and US Treasury Bills(1)	$392,500	$367,850	$387,377
Investments in securities and partnerships(1)	497,691	487,623	442,294
Investment in GAMCO stock(2)	16,248	16,920	57,346
Receivable from brokers(1)	27,373	27,634	29,298
Income taxes receivable, including deferred tax assets, net(1)	2,108	6,021	8,370
Other receivables(1)	2,225	4,778	1,483
Other assets(1)	20,981	24,463	22,848
Total assets	$959,126	$935,289	$949,016

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Payable to brokers(1)	$6,886	$5,491	$6,642
Income taxes payable, including deferred tax liabilities, net	4,046	-	-
Compensation payable(1)	18,213	17,747	12,448
Securities sold short, not yet purchased(1)	7,243	8,436	6,392
Accrued expenses and other liabilities(1)	2,314	5,317	2,366
Total liabilities	38,702	36,991	27,848

Redeemable noncontrolling interests(1)	5,770	5,592	5,689

Total equity	914,654	892,706	915,479

Total liabilities, redeemable noncontrolling interests and equity	$959,126	$935,289	$949,016

(1) Certain captions include amounts related to a consolidated variable interest entity ("VIE") and voting interest entity ("VOE"); refer to footnote 4 of the Condensed Consolidated Financial Statements included in the 10-Q report to be filed for the quarter ended June 30, 2025 for more details on the impact of consolidating these entities.

(2) Investment in GAMCO stock: 672,800, 699,749 and 2,359,903 shares, respectively.

Table II

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Investment advisory and incentive fees	$2,081	$2,489	$4,085	$5,396
Other revenues	126	106	251	210
Total revenues	2,207	2,595	4,336	5,606

Compensation	5,297	3,942	9,745	7,762
Operating expenses	2,130	1,885	3,996	4,064
Total expenses	7,427	5,827	13,741	11,826

Operating loss before management fee	(5,220)	(3,232)	(9,405)	(6,220)

Investment gain/(loss)	27,081	(159)	37,973	16,635
Dividend income from GAMCO	54	567	108	662
Interest and dividend income, net	5,731	7,224	10,650	13,029
Shareholder-designated contribution	-	(380)	(31)	(449)
Investment and other non-operating income, net	32,866	7,252	48,700	29,877

Income before management fee and income taxes	27,646	4,020	39,295	23,657
Management fee	2,757	442	3,860	2,424
Income before income taxes	24,889	3,578	35,435	21,233
Income tax expense	6,217	684	8,994	4,482
Income before noncontrolling interests	18,672	2,894	26,441	16,751
Income/(loss) attributable to noncontrolling interests	88	(91)	188	(55)
Net income attributable to Associated Capital Group, Inc.	$18,584	$2,985	$26,253	$16,806

Net income per share attributable to AC:
Basic and diluted	$0.88	$0.14	$1.24	$0.78

Weighted average shares outstanding:
Basic and diluted	21,135	21,392	21,150	21,446

Total shares outstanding - end of period	21,124	21,355	21,124	21,355

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.